Exhibit 5.1

                                FOLEY & LARDNER
                                ATTORNEYS AT LAW

BRUSSELS                         FIRSTAR CENTER                          ORLANDO
CHICAGO                    777 EAST WISCONSIN AVENUE                  SACRAMENTO
DENVER                  MILWAUKEE, WISCONSIN 53202-5367                SAN DIEGO
DETROIT                     TELEPHONE (414) 271-2400               SAN FRANCISCO
JACKSONVILLE                FACSIMILE (414) 297-4900                 TALLAHASSEE
LOS ANGELES                                                                TAMPA
MADISON                                                         WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH

                                  July 12, 2001


The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc, Wisconsin  54221

Ladies and Gentlemen:

      We have acted as counsel for The Manitowoc Company, Inc., a Wisconsin corporation (the "Company"), and each of the guarantors listed on Exhibit A hereto (the "Guarantors"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's new 10 3/8% Senior Subordinated Notes due 2011 (the "New Notes") for an equal principal amount of the Company's outstanding 10 3/8% Senior Subordinated Notes due 2011 (the "Old Notes"). The Old Notes are, and the New Notes will be, fully and unconditionally guaranteed (the "Guarantees") by the Guarantors.

      The Old Notes and the related Guarantees were issued, and the New Notes and the related Guarantees will be issued, pursuant to an Indenture, dated as of May 9, 2001 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee").

      In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture (included as Exhibit 4.2 to the Registration Statement); (c) the form of the New Notes and the related Guarantees (included as Exhibit 4.3 to the Registration Statement); and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

      In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.


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Foley & Lardner
The Manitowoc Company, Inc.
July 12, 2001
Page 2


      Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

      1. The New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; and

      2. The Guarantees related to the New Notes, when duly executed and delivered by or on behalf of the Guarantors in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer, will be legally issued and valid and binding obligations of the Guarantors enforceable in accordance with their terms;

except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the Federal laws of the United States of America. We express no opinion and make no representations with respect to the laws of any other jurisdiction.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ Foley & Lardner

                                            FOLEY & LARDNER


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Foley & Lardner
The Manitowoc Company, Inc.
July 12, 2001
Page 3

                                                                       EXHIBIT A

                                   GUARANTORS

Marinette Marine Corporation
Manitowoc Foodservice Companies, Inc.
Manitowoc Crane Companies, Inc.
Manitowoc FP, Inc.
Manitowoc CP, Inc.
Diversified Refrigeration, Inc.
KMT Refrigeration, Inc.
Harford Duracool, LLC
KMT Sales Corp.
Manitowoc Beverage Systems, Inc.
Manitowoc Equipment Works, Inc.
Manitowoc Ice, Inc.
Multiplex Company, Inc.
SerVend International, Inc.
SerVend Sales Corp.
Femco Machine Company, Inc.
Manitowoc Boom Trucks, Inc.
Manitowoc Cranes, Inc.
Manitowoc MEC, Inc.
Manitowoc Re-Manufacturing, Inc.
North Central Crane & Excavator Sales Corp.
West-Manitowoc, Inc.
Environmental Rehab, Inc.
Manitowoc Crane & Shovel Sales Corp.
Manitowoc Western Company
Manitowoc Marine Group, LLC
Potain Corporation